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                                                                    EXHIBIT 10.2


                     LETTER AGREEMENT CONCERNING CLOSING



                                April 3, 1996



Mountasia Entertainment International, Inc.
5895 Windward Parkway, Suite 220
Alpharetta, Georgia 30202
Attention: L. Scott Demerau

Dear Scott:

                 Reference is made to the Purchase and Sale Agreement dated the date hereof (the "Purchase Agreement") among Family Funn Entertainment, Inc. ("Family Funn GP"), Family Entertainment Funding, L.P. ("Family Entertainment LP") and Mountasia Entertainment International, Inc. (the "Purchaser").

                 Family Funn GP, Family Entertainment LP and the Purchaser have today entered into the Purchase Agreement pursuant to which Family Funn GP has agreed to sell to the Purchaser its general partnership interest in National Entertainment Funding, L.P. ("NEF"), and Family Entertainment LP has agreed to sell to the Purchaser its limited partnership interest in NEF and indebtedness owed to it by NEF in the original principal amount of $2,718,000. In consideration therefor, the Purchaser will issue its 9.1% Subordinated Convertible Debentures Due January 1, 1998 (the "Purchaser's 9.1% Debentures") to Family Funn GP and Family Entertainment LP as provided in the Purchase Agreement.

                 Notwithstanding the provisions of the Purchase Agreement which contemplate that the closing of the purchase and sale of the general partnership interest in NEF, the limited partnership interest in NEF and the indebtedness from NEF shall occur simultaneously with the signing of the Purchase Agreement, Family Funn GP, Family Entertainment LP and the Purchaser wish to defer the closing under the Purchase Agreement until (i) the Purchaser shall have obtained the consent of NationsBank, N.A. (South) to the transactions contemplated thereby and (ii) Family Entertainment LP shall have obtained the consent of a majority of its limited partners to the sale of its limited partnership interest in NEF and the indebtedness owed to it by NEF. Therefore, the actual sale of the general partnership interests in NEF, the limited partnership interest in NEF and the indebtedness from NEF and the issuance of the Purchaser's 9.1% Debentures in consideration therefor pursuant to the terms of the Purchase Agreement (the "Closing") shall occur as soon as possible and in any event no later than three (3) business days after (i) NationsBank, N.A. (South) gives its consent to the
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transactions contemplated by the Purchase Agreement and (ii) a majority of the limited partners of Family Entertainment LP give their consent to the sale by Family Entertainment LP of its limited partnership interest in NEF and the indebtedness from NEF.

                 Furthermore, notwithstanding the provisions of the Purchase Agreement, the principal amount of the Purchaser's 9.1% Debentures to be issued to Family Entertainment LP at the Closing shall be $4,858,333, and the Purchaser shall pay the remaining $175,000 of the purchase price for the Family Entertainment LP limited partnership interest in NEF in cash by wire transfer to an account designated by Family Entertainment LP prior to the Closing. Family Entertainment LP shall use such cash portion of the purchase price to reimburse the Purchaser for certain expenses incurred by the Purchaser on behalf of Family Entertainment LP.

                 Each of Family Funn GP, Family Entertainment LP and the Purchaser shall be deemed to repeat its representations and warranties contained in the Purchase Agreement as of the date of the Closing.

                 The Purchaser shall pay the fees, expenses and disbursements of Morgan, Lewis & Bockius LLP, counsel to Family Funn GP and Family Entertainment LP, as required by Section 10.6 of the Purchase Agreement, on the date hereof and on the date of the Closing.

                 The Purchaser agrees that it will use its best efforts to obtain the consent of NationsBank, N.A. (South) to the transactions contemplated by the Purchase Agreement as soon as possible.

                 If you are in agreement with the foregoing, please so indicate by signing in the space indicated below and returning a





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signed copy of this letter to Morgan, Lewis & Bockius LLP, counsel for Family
Funn GP and Family Entertainment LP.

                                        Very truly yours,

                                        FAMILY FUNN ENTERTAINMENT, INC.


                                        By:  /s/ James Curtis
                                             -----------------------------------
                                             Name:  James Curtis
                                             Title: President


                                        FAMILY ENTERTAINMENT FUNDING L.P.

                                        By:  Family Funn Entertainment,
                                             Inc., General Partner


                                        By:  /s/ James Curtis
                                             -----------------------------------
                                             Name:  James Curtis
                                             Title: President of Family Funn
                                                      Entertainment, Inc.


AGREED as of the date written above:

MOUNTASIA ENTERTAINMENT INTERNATIONAL, INC.



By:  /s/ L. Scott Demerau
     -------------------------------
     Name:  L. Scott Demerau
     Title: President





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